UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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News Corporation

(Name of Registrant as Specified In Its Charter)

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On September 28, 2012, News Corporation issued the following Notice to Holders of News Corporation Class B Common Stock.

ALL DEPOSITORIES, NOMINEES, BROKERS AND OTHERS:

PLEASE FACILITATE THE TRANSMISSION OF THIS NOTICE

TO ALL BENEFICIAL OWNERS

NOTICE TO THE HOLDERS OF

NEWS CORPORATION

CLASS B COMMON STOCK (CUSIP 65248E203)

September 28, 2012

Dear Stockholder:

In advance of the annual meeting of stockholders (the “Annual Meeting”) of News Corporation (the “Company”), the Audit Committee of the Company’s Board of Directors (the “Committee”) has reduced the previously-announced suspension of voting rights of shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), held by stockholders who are not U.S. citizens (“Non-U.S. Stockholders”) from 50% to 40%.

Based on its assessment of the information currently reasonably available to the Company, the Committee determined that approximately 32% of the Class B Common Stock is owned by Non-U.S. Stockholders; and the combined ownership of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock by Non-U.S. Stockholders has increased by more than 1% but remains less than 25% of the combined outstanding shares of Class A Common Stock and Class B Common Stock.

Pursuant to a previously-announced agreement with the Company not to vote or provide voting instructions with respect to a portion of the shares of Class B Common Stock they own during the period of the voting rights suspension, the aggregate percentage vote of the Murdoch Family Trust and K. Rupert Murdoch will remain at 39.7% of the outstanding shares of Class B Common Stock not subject to the suspension of voting rights.

Accordingly, as of September 26, 2012, the voting record date for the Company’s Annual Meeting to be held on October 16, 2012, there were 696,122,621 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

Questions

If you have any questions, please contact the Company’s Transfer Agent at:

Computershare Investor Services LLC

For callers within the U.S. – 877 277 9781

For callers outside the U.S. – +1 781 575 2879

Or the Company’s Australian Share Registrar at:

Computershare Investor Services Pty Ltd

For callers within Australia – 1300 556 239

For callers outside Australia – +61 3 9415 4167

1211 AVENUE OF THE AMERICAS — NEW YORK, NEW YORK 10036 — newscorp.com